UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 17, 2015 (April 16, 2015)

Cogent Communications Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51829	46-5706863
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1015 31st St. NW, Washington, D.C.	20007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  202-295-4200

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 16, 2015, the Company’s wholly owned subsidiary, Cogent Communications, Inc. (“Cogent”), entered into a lease agreement (the “New Lease”) with Sodium, LLC, an entity owned by the Company’s Chief Executive Officer, David Schaeffer, and his wife, Ruth Schaeffer.  The Company’s Audit Committee, which is responsible for reviewing any related party transactions, reviewed and approved Cogent’s entry into the New Lease.

The New Lease is for approximately 43,117 square feet of space in the building located at 2450 N Street, NW, Washington, D.C. 20037, which will serve as the new headquarter address for the Company and its subsidiaries in the United States.  The term of the New Lease is five years beginning May 1, 2015 (or an actual later date of occupancy), but is cancellable by the Company without penalty upon 60 days written notice. The amount of fixed annual rent during the term of the New Lease will be $991,691, and the Company is also responsible for paying its proportionate share of the building’s operating expenses.

The foregoing summary of the New Lease is qualified in its entirety by the complete text of the New Lease, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

In connection with execution of the New Lease, on April 16, 2015, Cogent entered into a lease termination agreement (the “Termination Agreement”) with Niobium LLC (“Niobium”), an entity owned by the Company’s Chief Executive Officer, David Schaeffer, and his wife, Ruth Schaeffer, pursuant to which Cogent and Niobium mutually agreed to terminate the Lease Agreement, dated September 1, 2000, as amended, between Cogent and Niobum’s predecessor-in-interest, for the premises located at 1015 31st street, NW, Washington, D.C. 20007, which currently serves as the headquarter address for the Company (the “Old Lease”).

Pursuant to the Termination Agreement, the Old Lease shall terminate on the later of (a) April 30, 2015 or (b) the date the Cogent actually vacates the premises.

The foregoing summary of the Termination Agreement is qualified in its entirety by the complete text of the Termination Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 16, 2015, the Company held its 2015 Annual Meeting of Stockholders at 1015 31st Street NW, Washington, DC 20007.  Out of 46,391,534 shares outstanding and authorized to vote at the Annual Meeting as of the record date of February 20, 2015, proxies representing 42,496,566 shares, or more than 91% of outstanding shares, were voted.

Under the first proposal, the following nominees were elected to the Company’s Board of Directors, each to hold office until his successor is elected and qualified, in the amounts noted below:

David Schaeffer:	FOR: 30,773,225;	WITHHELD: 10,148,087
Steven D. Brooks:	FOR: 24,488,093;	WITHHELD: 16,433,219
Timothy Weingarten:	FOR: 24,835,647;	WITHHELD: 16,085,665
Richard T. Liebhaber:	FOR: 31,147,059;	WITHHELD: 9,774,253
D. Blake Bath:	FOR: 31,147,179;	WITHHELD: 9,774,133
Marc Montagner:	FOR: 30,697,727;	WITHHELD: 10,223,585

Broker non-votes for the first proposal were 1,575,254 shares.

Stockholders approved the second proposal, ratifying the appointment of Ernst & Young, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2015.  The vote on this second proposal was as follows: FOR: 41,767,421; AGAINST: 121,468; ABSTAIN: 607,677.

Stockholders did not approve the third proposal, an advisory vote concerning executive compensation.  The vote on this third proposal was as follows: FOR: 16,773,444; AGAINST: 23,758,030; ABSTAIN: 389,838.  Broker non-votes for this third proposal were 1,575,254 shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Lease Agreement, dated April 16, 2015, between Sodium LLC and Cogent Communications, Inc.

10.2	Termination Agreement of the Lease Agreement, dated April 16, 2015, between Niobium LLC and Cogent Communications, Inc.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cogent Communications Holdings, Inc.

April 17, 2015	By:	/s/ David Schaeffer
		Name:	David Schaeffer
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Lease Agreement, dated April 16, 2015, between Sodium LLC and Cogent Communications, Inc.

10.2	Termination Agreement of the Lease Agreement, dated April 16, 2015, between Niobium LLC and Cogent Communications, Inc.